Exhibit 10.6

TAX REGULATORY AGREEMENT

Between

THE CITY OF GRAND ISLAND, NEBRASKA

and

MICROGY GRAND ISLAND, LLC

$7,000,000

The City of Grand Island, Nebraska

Solid Waste Disposal Facilities Revenue Bonds

(Microgy Grand Island, LLC Project)

Series 2008

Dated as of June 1, 2008

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Reliance on Company Information	4

ARTICLE II REPRESENTATIONS BY THE COMPANY CONCERNING THE PROJECT

Section 2.01.	Description of the Project	4
Section 2.02.	Change in Use or Ownership of Project	4
Section 2.03.	Useful Life of Project	5

ARTICLE III USE OF BOND PROCEEDS

Section 3.01.	Representations as to Use of Proceeds	5
Section 3.02.	Representations as to Limits on the Use of Proceeds	5
Section 3.03.	Representations by the Company for Purposes of I.R.S. Form 8038	7
Section 3.04.	Representations as to Maturity of Bonds	8

ARTICLE IV ARBITRAGE

Section 4.01.	Arbitrage Representations	8
Section 4.02.	Arbitrage Compliance	10
Section 4.03.	Creation of Rebate Fund; Calculation of Rebate Amount	10
Section 4.04.	Payment to United States	11
Section 4.05.	Recordkeeping	11

ARTICLE V

COMPLIANCE WITH CODE		12

ARTICLE VI

TERM OF TAX REGULATORY AGREEMENT		12

ARTICLE VII

AMENDMENTS		12

ARTICLE VIII EVENTS OF DEFAULT; REMEDIES

Section 8.01.	Events of Default	13
Section 8.02.	Remedies for an Event of Default	13

ARTICLE IX

PARTIES IN INTEREST		13

SIGNATURES		14
TESTIMONIUM		14

EXHIBIT A	Use of Bond Proceeds
EXHIBIT B	Investment of Bond Proceeds
EXHIBIT C	Company Certificate of Economic Life
EXHIBIT D	Contemporaneous Financings
EXHIBIT E	Rehabilitation Expenditures Incurred Pursuant to Section 147(d)
EXHIBIT F	Evidence of Publication of Public Notice

ii

THIS TAX REGULATORY AGREEMENT is made and dated as of June 1, 2008 by and among THE CITY OF GRAND ISLAND, NEBRASKA, a political subdivision of the State of Nebraska, and its successors and assigns (the “Issuer”), and MICROGY GRAND ISLAND, LLC, a limited liability company organized under the laws of the State of Nebraska, and its successors and assigns (the “Company”).

W I T N E S S E T H :

WHEREAS, the Issuer has authorized the issuance of $7,000,000 principal amount of its Solid Waste Disposal Facilities Revenue Bonds (Microgy Grand Island, LLC Project) Series 2008 (the “Bonds”) pursuant to an ordinance dated June 10, 2008 for the purpose of paying all or a portion of the cost of acquiring, constructing, improving and equipping certain industrial solid waste disposal facilities to be operated by the Company and located in Grand Island, Nebraska at the JBS Swift & Co. beef processing plant (the “Project”); and

WHEREAS, the Bonds and the Project were approved by applicable elected representatives of the City Council of The City of Grand Island, Nebraska on June 10, 2008, after a public hearing by the Issuer on May 27, 2008 which was preceded by reasonable public notice evidenced by publication in The Grand Island Independent on May 13, 2008 (evidence of such publication being attached as Exhibit F hereto); and

WHEREAS, in order to facilitate the purpose of providing funds for the Project, the Issuer and the Company have entered into a Lease Agreement dated as of June 1, 2008 (the “Agreement”) providing for the provision by the Issuer to the Company of $7,000,000 for such purpose; and

WHEREAS, this Tax Regulatory Agreement has been entered into by the Issuer and the Company to ensure compliance with the provisions of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (the “Code”); and

WHEREAS, to ensure that interest on the Bonds will be and remain excludable from gross income under the Code, the restrictions listed in this Tax Regulatory Agreement must be satisfied;

NOW, THEREFORE, the Issuer and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following words and phrases shall have the following meanings. Any capitalized word or term used herein but not defined shall have the same meaning given in the Agreement and/or the Indenture.

“Act” means the Nebraska Industrial Development Act, Reissue Revised Statutes of Nebraska, 1997, Sections 13-1101 et seq., as amended.

“Adjusted Fair Market Value” means the Fair Market Value of an investment plus the sum of all adjustments, if any, made to the issue price of such investment under Section 1272 of the Code, since the date the investment became a Nonpurpose Obligation.

“Agreement” means the Lease Agreement dated as of June 1, 2008 between the Issuer and the Company.

“Average Maturity” means the average maturity of the Bonds as defined in Section 147(b) of the Code.

“Average Useful Life” means the average reasonably expected economic life of the assets financed with the proceeds of the Bonds as defined in Section 147(b) of the Code and as specified in Section 2.03.

“Bond Counsel” means the law firm or firms with expertise in public finance delivering their approving opinions with respect to the issuance of and the exclusion from federal income taxation of interest on the Bonds.

“Bonds” means $7,000,000 The City of Grand Island, Nebraska Solid Waste Disposal Facilities Revenue Bonds (Microgy Grand Island, LLC Project) Series 2008.

“Bond Year” means the one-year period beginning on the day after expiration of the preceding bond year. The first Bond Year begins on the date of issue of the Bonds and ends the day before the first anniversary date of the date of issue or such other period as selected by the Company and permitted under the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

“Company” means Microgy Grand Island, LLC, a limited liability company organized under the laws of the State of Nebraska, its successors and assigns.

“Computation Period” means each period from the date of issue through the date on which a determination of the Rebate Amount is made.

“Costs of Issuance” means all costs incurred in connection with the borrowing. Examples of costs of issuance include (but are not limited to):

(a) underwriters’ spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which a substantial number of Bonds are sold to the public);

(b) counsel fees (including bond counsel, underwriter’s counsel, issuer’s counsel, company counsel, trustee’s counsel and any other specialized counsel fees incurred in connection with the borrowing);

(c) financial advisor fees incurred in connection with the borrowing;

(d) rating agency fees;

(e) trustee fees incurred in connection with the borrowing;

(f) paying agent and certifying and authenticating agent fees related to issuance of the Bonds;

(g) accountant fees related to issuance of the Bonds;

(h) printing costs (for the Bonds and of preliminary and final offering materials);

(i) costs incurred in connection with the required public approval process (e.g., publication costs for public notices generally and costs of the public hearing or voter referendum);

(j) costs of engineering and feasibility studies necessary to the issuance of the Bonds (as opposed to such studies related to completion of the Project, but not to the financing); and

(k) fees paid to the Issuer in connection with the issuance of the Bonds.

“Fair Market Value” of an investment means the Fair Market Value (as defined in Section 4.01(h) hereof), including accrued interest, of such investment at the time it becomes a Nonpurpose Obligation.

“Gross Proceeds” means:

(a) Sale proceeds (as defined in Regulation § 1.148-1(b));

(b) Investment proceeds (as defined in Regulation § 1.148-1(b));

(c) Transferred proceeds (as defined in Regulation § 1.148-9); and

(d) Replacement proceeds (as defined in Regulation § 1.148-1(c)).

“Indenture” means the Trust Indenture dated as of June 1, 2008 between the Issuer and the Trustee.

“Issuer” means The City of Grand Island, Nebraska, its successors and assigns.

“Net Sale Proceeds” means the sale proceeds of the Bonds, less the portion invested in a reasonably required reserve or replacement fund under Section 148(d) of the Code.

“Nonpurpose Obligation” means any investment property, as defined in Section 148(b) of the Code, in which Gross Proceeds are invested and which is not acquired to carry out the governmental purpose of the issue.

“Opinion of Bond Counsel” means an opinion of Bond Counsel, as defined in the Indenture.

“Project” means the Project (as defined in the Agreement and as more fully described in Exhibit A thereto) consisting of the acquisition, construction, improving and equipping of certain industrial solid waste disposal facilities to be operated by the Company and located at the JBS Swift & Co. beef processing plant in Grand Island, Nebraska.

“Rebate Amount” means, with respect to the Bonds, the amount computed pursuant to Section 148(f) of the Code as described in Section 4.03.

“Regulation” or “Regulations” means the temporary, proposed or final Income Tax Regulations promulgated by the Department of the Treasury and applicable to the Bonds.

“State” means the State of Nebraska.

“Tax Regulatory Agreement” means this Tax Regulatory Agreement.

“Trustee” means Wells Fargo Bank, National Association, a national banking association, as trustee and any successor Trustee, at the time serving as such under the Indenture.

“Yield” means, except as specifically modified herein, that yield with compounding which when used in computing the present worth of all payments of principal and interest on an obligation produces an amount equal to its purchase price. For example, if an investment of $100 for one year results in a payment of $110.25 exactly one year later, then the yield to maturity of the investment, based on semiannual compounding, is 10% because the future payment of $110.25 when discounted at 10% compounded semiannually equals the purchase price of $100.

Section 1.02. Reliance on Company Information. The Issuer, Bond Counsel and the Trustee shall be permitted to rely upon the contents of any certification, document or instructions provided pursuant to this Tax Regulatory Agreement and shall not be responsible or liable in any way for the accuracy of their contents or the failure of the Company to deliver any required information.

ARTICLE II

REPRESENTATIONS BY THE COMPANY

CONCERNING THE PROJECT

Section 2.01. Description of the Project. The Company hereby represents and warrants for the benefit of the Issuer and the Trustee that the description of the Project, as provided in Exhibit A to the Agreement, is true and accurate.

Section 2.02. Change in Use or Ownership of Project. The Company intends to acquire, develop and occupy the Project or cause the Project to be acquired, developed and occupied and to operate it or cause it to be operated at all times during the term of the Bonds as solid waste disposal facilities and related facilities and equipment within the meaning of Section 142(a)(6) of the Code. The

Company does not know of any reason why the Project will not be so used in the absence of (i) supervening circumstances not now anticipated by it or (ii) adverse circumstances beyond its control. The Company will not change the use, ownership or nature of any portion of the Project so long as any of the Bonds are outstanding unless, in the written Opinion of Bond Counsel, such change will not result in the inclusion of interest on the Bonds in the gross income of the recipient for purposes of federal income taxation.

Section 2.03. Useful Life of Project. The Company has had experience as an operator of solid waste disposal facilities relating to agricultural processes. On the basis of this experience and the certified report of an engineer qualified in such matters, R. W. Beck & Co., the Company expects that the entire Project, with normal maintenance and repair, will remain in useful economic operating condition for at least 15 years after the date on which it is placed in service.

ARTICLE III

USE OF BOND PROCEEDS

Section 3.01. Representations as to Use of Proceeds. The Company covenants, represents and warrants for the benefit of the Trustee, Bond Counsel, the Issuer and the holders of the Bonds that it reasonably anticipates that the proceeds of the Bonds will be used in the manner set forth in Exhibit A hereto. Use of the Bond proceeds according to Exhibit A will result in the use of 95% or more of the net proceeds to provide the financing for the acquisition and construction of certain solid waste disposal facilities and related facilities and equipment.

Section 3.02. Representations as to Limits on the Use of Proceeds.

(a) The Company shall not permit proceeds of the Bonds to be used to provide any office space unless (i) such office space is located on the premises of the facility or portion of the Project to which the office space relates and (ii) not more than a de minimis amount of the functions to be performed at such office is not directly related to the day-to-day operation of such facility or portion of the Project.

(b) At least 95% of the net proceeds of the Bonds will be used to provide solid waste disposal facilities and related facilities and equipment within the meaning of Section 142(a)(6) of the Code.

(c) It is understood for all purposes of this Agreement that “solid waste” means solid material at ambient temperature such as garbage, refuse and any other useless, unused, unwanted or discarded solid material resulting from residential, community, agricultural, commercial and industrial operations and activities and having no market or other value at the time and place of collection, but does not include solids or dissolved material in domestic sewage or other significant pollutants in water resources such as silt, dissolved or suspended solids in industrial waste water effluents, dissolved materials in irrigation return flows or other common water pollutants. The term “solid waste” also does not include hazardous waste or radioactive waste.

(d) By weight or volume, at least 65 percent of the material introduced into the system or systems to be qualified as solid waste disposal facilities under Section 142(a)(6) of the Code constitutes solid waste.

(e) The facilities comprising the portion of the Project to be qualified as solid waste disposal facilities under Section 142(a)(6) of the Code treat or process the solid waste input, thereby placing it into the form in which it will in fact be finally disposed or recovered, but such portion of the Project does not include any equipment or facilities for further processing of such material into other products.

(f) The equipment being financed includes certain safety facilities which are commensurate with the character and size of the Project and are functionally related and subordinate within the meaning of Section 1.103-8(a)(3) of the Regulations.

(g) No costs of construction of the Project which will be financed from the proceeds of the Bonds were paid prior to December 28, 2007, the date 60 days before the date upon which the Issuer adopted a resolution of intention to issue the Bonds for the purpose of financing the Project.

(h) The Company shall not permit 25% or more of the net proceeds of the Bonds to be used (directly or indirectly) for the acquisition of land.

(i) The Company shall not use any portion of the net proceeds of the Bonds for the acquisition of any property, except land (or an interest therein), the first use of which is not pursuant to such acquisition unless the Company incurs the rehabilitation expenditures with respect to such property required by Section 147(d) of the Code.

(j) The Company shall not permit any portion of the net proceeds of the Bonds to be used to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(k) The Company will expend no greater than 2% of the net proceeds of the Bonds to pay Costs of Issuance.

(l) The Company and Trustee shall keep records of the expenditure of Gross Proceeds of the Bonds on the Project for the term of this Tax Regulatory Agreement.

Such records as are maintained by the Issuer, the Company or the Trustee may, at the option of the Issuer, the Company or the Trustee, respectively, be maintained by electronic filing or record keeping systems.

Section 3.03. Representations by the Company for Purposes of I.R.S. Form 8038. Section 149(e) of the Code requires as a condition to qualification for tax exemption that the Issuer provide to the Secretary of the Treasury certain information with respect to the Bonds and the application of the proceeds derived therefrom. The following representations of the Company will be relied upon, without further investigation or determination, by the Issuer and Bond Counsel in satisfying this information reporting requirement. Accordingly, the Company hereby represents, covenants and warrants for the benefit of the Issuer and Bond Counsel the truth and accuracy of the following:

(a)	Type of Issue		Solid Waste Disposal Facilities
(b)	Face Amount of Issue		$7,000,000
(c)	Original Issue Discount		$-0-
(d)	Final Maturity
	(1)	Maturity Date	June 1, 2023
	(2)	Issue Price	$7,000,000
	(3)	Stated Redemption Price at Maturity	$7,000,000
	(4)	Weighted Average Maturity	9.7885 years
	(5)	Yield	7.0018%
(e)	Proceeds Used for Accrued Interest		$-0-
(f)	Costs of Issuance paid from Bond proceeds		$140,000
(g)	Proceeds Used for Credit Enhancement		$-0-
(h)	Proceeds allocated to a reasonably required reserve fund		$700,000
(i)	Nonrefunding Proceeds		$6,160,000
(j)	Type of Property Financed with Nonrefunding Proceeds
	(1)	Land	$-0-
	(2)	Buildings and Structures	$-0-
	(3)	Equipment with recovery period of more than five years	$6,160,000
	(4)	Equipment with recovery period of five years or less	$-0-
	(5)	North American Industry
		Classification System (NAICS) for the Project is:	32511
(k)		Amount of volume cap allocation	$7,000,000

Section 3.04. Representations as to Maturity of Bonds. The Average Maturity of the Bonds will not exceed 120% of the Average Useful Life of the facilities being financed with the net proceeds of the Bonds.

ARTICLE IV

ARBITRAGE

Section 4.01. Arbitrage Representations. Pursuant to the issuance of the Bonds, the Company hereby represents, certifies and warrants as follows:

(a) The Company has entered into contracts with third parties for the acquisition, construction and equipping of the Project obligating an expenditure in excess of 5% of the Net Sale Proceeds of the Bonds, and the Company will proceed with due diligence in completing the Project and in allocating the Net Sale Proceeds of the Bonds to such expenditures.

(b) Remaining work on the Project will proceed with due diligence to completion. An amount equal to 85% of the Net Sale Proceeds of the Bonds is reasonably expected to be expended on costs of the Project within three years of the date of issuance of the Bonds.

(c) Proceeds of the Bonds which are available to pay Project costs will be deposited in the Construction Fund and used to pay Project costs. Moneys in such fund, including any interest earnings thereon, will be expended on Project costs in the manner set forth in paragraph (b) above. Any amounts remaining in such funds at completion of the Project are to be applied to any purpose which preserves the tax-exempt status of the Bonds. Any such remaining amounts will not be invested at a Yield which is greater than the Yield on the Bonds or will be invested in obligations described in Section 103(a) of the Code.

(d) Money deposited in the Bond Fund, if any, established pursuant to the Indenture will be used to pay the principal of and interest on the Bonds.

(e) Any money deposited in the Bond Fund pledged for the payment of debt service on the Bonds will be spent within a 13-month period beginning on the date of deposit, and any amount received from investment of money held in the Bond Fund will be spent within a one-year period beginning on the date of receipt. The Bond Fund will be completely depleted at least once a year.

(f) In connection with the Bonds, there has not been created or established, and the Company does not expect that there will be created or established, any sinking fund, pledged fund or similar fund (other than as specifically identified in the Indenture), including without limitation any arrangement under which money, securities or obligations are pledged directly or indirectly to secure the Bonds or any contract securing the Bonds or any arrangement providing for compensating balances to be maintained by the Issuer or the Company with any holder of the Bonds.

(g) All funds and accounts established pursuant to the Indenture will be invested pursuant to the No Arbitrage Certificate executed by the Issuer on the date of issuance of the Bonds.

(h) The Company will instruct the Trustee in writing with respect to investment of the various funds held under the Indenture and, in connection with any such instruction and investment, the following shall apply:

(i) The Company will not instruct the Trustee to invest in any Nonpurpose Obligation unless at Fair Market Value. The Fair Market Value of a Nonpurpose Obligation shall be the price at which a willing buyer would purchase the investment from a willing seller in a bona fide, arm’s-length transaction determined as of the date on which the contract to buy or sell the investment is entered into.

(ii) If a Nonpurpose Obligation is acquired or sold or disposed of in an arm’s-length transaction without regard to any amount paid to reduce the Yield on the Nonpurpose Obligation, or any reduction in sale or disposition price to reduce the Rebate Amount, the Fair Market Value of the Nonpurpose Obligation shall be the amount paid for, or the amount realized upon the sale or disposition of, the Nonpurpose Obligation adjusted to take into account qualified administrative costs allocable to the Nonpurpose Obligation.

(iii) If a United States Treasury obligation is acquired directly from or sold or disposed of directly to the United States Treasury, such acquisition or sale or disposition shall be treated as establishing a market for the obligation and as establishing the Fair Market Value of the obligation.

(iv) The purchase or sale of a certificate of deposit issued by a commercial bank will be at Fair Market Value if the yield at which it is purchased is not less than (A) the yield of comparable United States Treasury obligations and (B) the highest yield posted by such provider on reasonably comparable deposits to the public.

(v) An investment contract may not be purchased or sold unless the Company or its agent makes a bona fide solicitation for the purchase of the investment. A bona fide solicitation is a solicitation that satisfies all of the following requirements: (A) the bid specifications are in writing and are timely forwarded to potential providers; (B) the bid specifications include all material terms of the bid (a term is material if it may directly or indirectly affect the yield or the costs of the investment); (C) the bid specifications include a statement notifying potential providers that submission of a bid is a representation that the potential provider did not consult with any other potential provider about its bid, that the bid was determined without regard to any other formal or informal agreement that the potential provider has with the Company or any other person (whether or not in connection with the Certificate issue), and that the bid is not being submitted solely as a courtesy to the Company or any other person for purposes of satisfying the requirements of Section 1.148-5(d)(6)(iii)(B)(1) or (2) of the Regulations; and (D) the terms of the bid specifications are commercially reasonable, i.e., there is a legitimate business purpose for the term other than to increase the purchase price or reduce the yield on the investment;

(vi) the bids received by the Company pursuant to a bona fide solicitation described by paragraph (v) above satisfy all of the following requirements: (A) the Company receives at least three bids from providers that the Company solicited under a bona fide solicitation meeting the requirements of paragraph (v) above that do not have a material financial interest in the issue, such as a lead underwriter, financial advisory or a related party of the Company; (B) at least one of the three bids is from a reasonably competitive provider; and (C) if the Company uses an agent to conduct the bidding process, the agent did not bid to provide the investment;

(vii) of the bids meeting the requirements of paragraph (vi) above received by the Company, the winning bid is the highest yielding bona fide bid (determined net of any broker’s fees); and the provider of the investments or the obligor on the guaranteed investment contract provided pursuant to the winning bid must certify the administrative costs that it pays (or expects to pay, if any) to third parties in connection with supplying the investment.

Section 4.02. Arbitrage Compliance. The Issuer and the Company acknowledge that the continued exclusion of interest on the Bonds from gross income of the recipients for purposes of federal income taxation depends, in part, upon compliance with the arbitrage limitations imposed by Section 148 of the Code, including the rebate requirement described in Sections 4.03, 4.04 and 4.05 below. The Issuer shall not control or otherwise be involved in any investment decisions relating to the proceeds of the Bonds, nor shall it be required to monitor any such investment decisions. The Company hereby agrees to take the actions described in Sections 4.03 through 4.05 below with respect to the investment of Gross Proceeds on deposit in the funds and accounts established under the Indenture and to direct the Trustee in writing to make the required transfers and dispositions described in Sections 4.03, 4.04 and 4.05 below.

Section 4.03. Creation of Rebate Fund; Calculation of Rebate Amount. Section 148(f) of the Code requires the payment to the United States of the excess of the amount earned on the investment of Gross Proceeds in Nonpurpose Obligations over the amount that would have been earned on such investments had the amount so invested been invested at a rate equal to the Yield on the Bonds, together with any income attributable to such excess. The Construction Fund, the Bond Fund, the Debt Service Reserve Fund and the Rebate Fund (defined below) are subject to this rebate requirement unless the spending exceptions of Section 1.148-7 of the Regulations are met with respect to the Bonds.

In accordance with the requirements set out in the Code, Section 8.05 of the Indenture creates the Rebate Fund (the “Rebate Fund”) to be held by the Trustee and used as provided in this Section 4.03. The Rebate Fund shall be held and disbursed in accordance with Section 8.05 of the Indenture.

In order to meet the Company’s obligations in complying with the rebate requirement of Section 148(f) of the Code, the Company agrees and covenants to take the actions required of it by the provisions of Section 8.05 of the Indenture, which provisions are incorporated herein by reference.

Section 4.04. Payment to United States.

(a) Within 15 days after the end of the fifth Bond Year and after every fifth Bond Year thereafter, the Company shall direct the Trustee in writing to pay to the United States, not later than 45 days after the end of the fifth Bond Year, and not later than five years after each preceding payment was due or would have been due if a Rebate Amount existed at that time, an amount equal to not less than the excess of (i) 90% of the sum of the balance, if any, in the Rebate Fund at such time plus all previous payments made to the United States over (ii) all previous payments made to the United States. The Company shall direct the Trustee in writing and the Trustee, in accordance with such directions, shall pay to the United States, not later than 60 days after the last outstanding Bonds are paid or redeemed, 100% of the Rebate Amount as of the end of the final Computation Period less all previous payments made to the United States.

(b) Each payment of Rebate Amount shall be mailed by the Trustee to the Internal Revenue Service Center, Ogden, Utah 84201. Each payment shall be accompanied by a copy of Form 8038-T and the statement summarizing the determination of the Rebate Amount.

(c) If during any Computation Period the aggregate amount earned on Nonpurpose Obligations in which the Gross Proceeds of the Bonds are invested is less than the amount that would have been earned if the obligations had been invested at a rate equal to the Yield on the Bonds, such deficit may at the request of the Company be withdrawn from the Rebate Fund and paid to the Company. The Company may direct that any overpayment of rebate may be recovered from any rebate amount previously paid to the United States under any procedure that may be permitted by the Code or the Regulations.

(d) The Company shall provide to the Trustee all information and calculations necessary for the Trustee to fulfill its obligations under Section 8.05 of the Indenture.

Section 4.05. Recordkeeping. In connection with the rebate requirement, the Issuer hereby provides for the maintenance of the records relating to rebate in accordance with Section 8.05 of the Indenture (provided that nothing in this Section 4.05 shall require the Issuer itself to maintain records regarding rebate or to make any calculations of rebate).

ARTICLE V

COMPLIANCE WITH CODE

In order to ensure that interest on the Bonds is excludable from gross income of the recipients for purposes of federal income taxation, the Company hereby covenants as follows:

(a) The Bonds are not and shall not become directly or indirectly “federally guaranteed.” Unless otherwise excepted under Section 149(b) of the Code, the Bonds will be considered “federally guaranteed” if (i) the payment of principal and interest with respect to the Bonds is guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), (ii) 5% or more of the proceeds of the Bonds is (A) to be used in making loans, the payment of principal or interest with respect to which is to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) or (B) to be invested (directly or indirectly) in federally insured deposits or accounts or (iii) the payment of principal or interest on the Bonds is otherwise indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof).

(b) The Company does not anticipate selling or causing to be sold, within 15 days of the sale of the Bonds pursuant to the same plan of financing with the Bonds and reasonably expected to be paid from substantially the same source of funds used to pay the Bonds, any other bonds the interest on which is excluded from gross income for federal income tax purposes.

(c) The parties hereto acknowledge that the Trustee shall have no liability or responsibility with respect to compliance with the Code except to perform the administrative actions specifically assigned to the Trustee hereunder and in the Indenture and as directed by the Company as set forth herein and in the Indenture.

ARTICLE VI

TERM OF TAX REGULATORY AGREEMENT

This Tax Regulatory Agreement shall be effective from the date of issuance of the Bonds through the date that is six years after the last Bond is redeemed, paid or deemed paid pursuant to the Indenture.

ARTICLE VII

AMENDMENTS

Notwithstanding any other provision hereof, any provision of this Tax Regulatory Agreement may be deleted or modified at any time at the option of the Company or Issuer if the Company or Issuer has provided to the Trustee an opinion, in form and substance satisfactory to the Trustee, of Bond Counsel that such deletion or modification will not adversely affect the exclusion of interest on the Bonds from the gross income of the recipients for purposes of federal income taxation.

ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES

Section 8.01. Events of Default. The failure of any party to this Tax Regulatory Agreement to perform any of his required duties under any provision hereof shall constitute an Event of Default under this Tax Regulatory Agreement.

Section 8.02. Remedies for an Event of Default. Upon an occurrence of an Event of Default under Section 8.01 hereof, the Issuer or the Trustee may, in its discretion, proceed to protect and enforce their rights and the rights of the holders of the Bonds by pursuing any available remedy including a suit at law or in equity; provided, however, that if any of the Bonds are outstanding under the Indenture and the Event of Default results in interest on the Bonds being includable in gross income for federal income tax purposes, then the Issuer and the Trustee shall promptly proceed to redeem all Bonds then outstanding under the Indenture pursuant to Section 8.01 of the Indenture.

ARTICLE IX

PARTIES IN INTEREST

This Tax Regulatory Agreement is made for the exclusive benefit of the Issuer, the Trustee, the owners of the Bonds and the Company, and their respective successors and assigns, and not for any third party or parties; and nothing in this Agreement, expressed or implied, is intended to confer upon any party or parties other than the Issuer, the Trustee and the Company, and their respective successors and assigns, any rights or remedies under or by reason of this Tax Regulatory Agreement. In particular, but not by way of limitation, the Trustee shall be a third-party beneficiary for purposes of enforcing its rights and the Company’s obligations under this Tax Regulatory Agreement and under Section 8.05 of the Indenture as fully as if the Trustee had been a party in privity of contract with the Company hereunder.

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IN WITNESS WHEREOF, the Issuer and the Company have caused this Tax Regulatory Agreement to be executed in their respective names and by their proper officers thereunto duly authorized, all as of the day and year first written above.

[SEAL]		THE CITY OF GRAND ISLAND, NEBRASKA

Attest:

By	/s/ RaNae Edwards	By	/s/ Margaret Hornady
	City Clerk		Mayor

MICROGY GRAND ISLAND, LLC

		By	/s/ Michael E. Thomas
Its Manager